Icahn Enterprises L.P. Investor Presentation February 2013

Safe Harbor Statement Forward - Looking Statements and Non - GAAP Financial Measures This presentation includes “forward - looking statements” which include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, business trends, capital expenditures, financing needs, plans or intentions relating to anticipated future transactions and the structure and timing of such transactions, including the nature of any equity, cash, or other consideration you will receive as a result of your decision to participate in such transaction and other information that is not historical information. When used in this presentation, the words “if,” “may,” “would,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts ” and variations of such words or similar expressions are intended to identify forward - looking statements. All forward - looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe that there is a reasonable basis for them. However, there can be no assurance that these expectations, beliefs and projections will result or be achieved. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation. These risks and uncertainties are described in the Preliminary Prospectus Supplement, including under “Risk Factors.” There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements. You should refer to the summary financial information presented under the caption, “ — Summary Consolidated Financial and Other Data” in the Preliminary Prospectus Supplement before making any decision to purchase the offered depositary units. All forward looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation and in the Preliminary Prospectus Supplement. Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events. This presentation includes certain non - GAAP financial measures . i

Investment Highlights (1) Source : Bloomberg. Includes reinvestment of distributions. Based on the current share price as of February 27, 2013 . (2) Returns are as of February 27, 2013. See pages 10 and 17 for a more detailed discussion. (3) Return assumes that IEP’s holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a major ity stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.  Net asset value per unit: $67.98 (see page 36 for a more detailed discussion)  Proven Track Record of Delivering Superior Returns – IEP stock price performance since January 2000  Total return of 1,003% (1) – S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 32%, 68% and 115%, respectively (1)  Equates to an annualized return of 20% to purchaser of stock on January 1, 2000 who sold on February 27, 2013 (1) – S&P 500, Dow Jones Industrial and Russell 2000 indices generated annualized returns of approximately 2%, 4% and 6%, respectively (1) – Icahn Capital funds performance since November 2004 (2)  Gross return of 198%  Annualized rate of return of 14%  Returns of 33%, 15%, 35% and 20% (3) in 2009, 2010, 2011 and 2012, respectively  2013 year - to - date gross return of 9%  Mr. Icahn believes that he has never seen a time for activism that is better than today – Corporate balance sheets are carrying excess cash, credit markets are wide open and organic growth opportunities are limited – Activism is the catalyst needed to drive M&A and consolidation activity, which should unlock value and drive investor returns 1

The Icahn Strategy

Across all of our businesses, our success is based on a simple formula: we seek to find undervalued companies in the Graham & Dodd tradition. However, while the typical Graham & Dodd value investor purchases undervalued securities and waits for results, we often become actively involved in the companies we target. That activity may involve a broad range of approaches, from influencing the management of a target to take steps to improve shareholder value to acquiring a controlling interest or outright ownership of the target company in order to implement changes that we believe are required to improve its business, and then operating and expanding that business. This activism has brought about very strong returns over the years.

Today, we are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion. Through our Investment segment, we have significant positions in various investments which include Netflix (NFLX), Chesapeake Energy (CHK), Hain Celestial Group (HAIN), Forest Laboratories (FRX) and Transocean Ltd. (RIG).(1)

Our operating businesses often started out as investment positions in debt or equity securities, held either directly by Icahn Enterprises or Mr. Icahn. Those positions ultimately resulted in control or complete ownership of the target company. Most recently, we acquired a controlling interest in CVR Energy, which started out as a position in our Investment segment and is now an operating subsidiary that comprises our Energy segment. As of February 27, 2013, based on the trading price of CVR stock and distribution since we acquired control, we have a gain of approximately $2 billion on our purchase of CVR. The recent acquisition of control of CVR Energy, like our other operating subsidiaries, reflects our opportunistic approach to value creation, through which returns may be obtained by, among other things, promoting change through minority positions at targeted companies in our Investment segment or by acquiring control of those target companies that we believed we could run more profitably ourselves.

In 2000, we began to expand our business beyond our traditional real estate activities, and to fully embrace our activist strategy. On January 1, 2000, our depositary units were selling for $7.625 per depositary unit. On February 27, 2013, our depositary units closed $72.25 per unit – a 1,003% increase, which translates to an annualized return of 20% for those who owned the units through that period (including reinvestment of distributions into additional depositary units and taking into account in-kind distributions of depositary units). Comparatively, the S&P 500, Dow Jones Industrial and Russell 2000 indices increased approximately 32%, 68% and 115%, respectively, over the same period, which translates to an annualized return of approximately 2%, 4% and 6%, respectively (including reinvestment of distributions into those indices).

During the next several years, while interest rates are low, we see a favorable opportunity to follow an activist strategy that centers on the purchase of target stock and the subsequent removal of any barriers that might interfere with a friendly purchase offer from a strong buyer. Alternatively, in appropriate circumstances, we or our subsidiaries may become the buyer of target companies, adding them to our portfolio of operating subsidiaries, thereby expanding our operations through such opportunistic acquisitions.

We believe that the companies that we target for our activist activities are undervalued for many reasons, often including inept management. Unfortunately for the individual investor, in particular, and the economy, in general, mediocre management teams are often unaccountable and very difficult to remove. There are too many costly roadblocks.

(1) See page 17 for a more detailed discussion.

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The Icahn Strategy (continued)

Unlike the individual investor, we have the wherewithal to purchase companies that we feel we can run more efficiently than incumbent management. In addition, through our Investment segment, we are in a position to pursue our activist strategy by purchasing stock or debt positions and trying to promulgate change through a variety of activist approaches, ranging from speaking and negotiating with the board and CEO to proxy fights to tender offers and to taking control. We work diligently to enhance value for all shareholders and we believe that the best way to do this is to make underperforming management teams and boards accountable or to replace them.

The Chairman of the Board of our general partner, Carl C. Icahn, has been an activist investor since 1980. Mr. Icahn believes that he has never seen a time for activism that is better than today. Many major companies have substantial amounts of cash. We believe that they are hoarding cash, rather than spending it, because they do not believe investments in their business will translate to earnings.

We believe that one of the best ways for many cash-rich companies to achieve increased earnings is to use their large amounts of excess cash, together with advantageous borrowing opportunities, to purchase other companies in their industries and take advantage of the meaningful synergies that could result. In our opinion, the CEOs and Boards of Directors of undervalued companies that would be acquisition targets are the major road blocks to this logical use of assets to increase value, because we believe those CEOs and Boards are not willing to give up their power and perquisites, even if they have done a poor job in administering the companies they have been running. In addition, acquirers are often unwilling to undertake the arduous task of launching a hostile campaign. This is precisely the situation in which a strong activist catalyst is necessary.

We believe that the activist catalyst adds value because, for companies with strong balance sheets, acquisition of their weaker industry rivals is often extremely compelling financially. We further believe that there are many transactions that make economic sense, even at a large premium over market. Acquirers can use their excess cash, that is earning a very low return, and/or borrow at the advantageous interest rates now available, to acquire a target company. In either case, an acquirer can add the target company's earnings and the income from synergies to the acquirer's bottom line, at relatively low cost. But for these potential acquirers to act, the target company must be willing to at least entertain an offer. We believe that often the activist can step in and remove the obstacles that a target may seek to use to prevent an acquisition.

It is our belief that our strategy will continue to produce strong results in 2013 and into the future, and that belief is reflected in the action of the Board of Directors of our general partner, announced on February 11, 2013, to modify our distribution policy to increase our annual distribution to $4.00 per unit. We believe that the strong cash flow and asset coverage from our operating subsidiaries will allow us to maintain a strong balance sheet and ample liquidity.

In our view Icahn Enterprises is in a virtuous cycle. By raising our distribution to our limited partners, and with the results we hope to achieve in 2013, we believe that our depositary units will give us another powerful activist tool, allowing us both to use our depositary units as currency for tender offers and acquisitions (both hostile and friendly) where appropriate, and to increase our fire power by raising additional cash through depositary unit sales, including this offering. All of these factors will, in our opinion, contribute to making our activism even more efficacious, which we expect to enhance our results and stock value and hopefully, the virtuous cycle will continue for many years.

3

Daniel Ninivaggi President & Chief Executive Officer Management Participants  President and Chief Executive Officer of Icahn Enterprises G.P Inc., the Company’s general partner and Icahn Enterprises L.P .  Previously served in a variety of executive positions at Lear Corporation, including most recently as Executive Vice President and Chief Administrative Officer  Received BA in History from Columbia University, MBA from the University of Chicago Graduate School of Business and J.D. from Stanford Law School  Chief Financial Officer of Icahn Enterprises G.P. and Icahn Enterprises L.P  Former Senior Vice President and Portfolio Company Associate at Icahn Enterprises L.P .  Received B.S. in Computer Science from Stanford University and MBA from New York University Keith Cozza Executive Vice President  Executive Vice President of Icahn Enterprises G.P. and Chief Operating Officer of Icahn Capital LP  Chief Financial Officer of Icahn Associates Holding LLC  Received B.S. in Accounting from University of Dayton SungHwan Cho Chief Financial Officer 4

Business Strengths Significant Experience Optimizing Business Strategy and Capital Structure Diversified Subsidiary Companies with Significant Inherent Value Deep Team Led by Carl Icahn (1) Source : Bloomberg. Includes reinvestment of distributions. Based on the current share price as of February 27, 2013 . (2) Returns are as of February 27, 2013. Proven Track Record of Delivering Superior Returns  IEP stock price performance since January 2000 (1) – Total return of 1,003% – Annualized rate of return of 20%  Icahn Capital funds performance since November 2004 (2) – Gross return of 198% – Annualized rate of return of 14% – 2013 year - to - date gross return of 9 % Ability to Maximize Shareholder Value Through Proven Activist Strategy 5

Company Overview 6

Overview of Icahn Enterprises

- Icahn Enterprises, L.P. ("IEP" or the "Company") is a diversified holding company with operating segments in Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion
  - IEP stock has increased 1,003% from January 1, 2000, representing an annualized return of 20%(1)
- IEP is a permanent capital vehicle that is majority owned and controlled by Carl Icahn
  - Over the last several years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP
  - As of December 31, 2012, affiliates of Carl Icahn owned approximately 93.2% of IEP's outstanding depositary units
- Announced an increase in annual distributions to $4.00 per share
  - Payable in either cash or additional depositary units, at the election of each depositary unit holder
  - Represents a substantial increase from the previous annual distribution of $1.40, comprised of $0.40 in cash and $1.00 in depositary units

($ millions)	Pro Forma As of and for the LTM Period Ended September 30, 2012							
	Assets		Revenue		Adjusted EBITDA		Adj. EBITDA Attrib. to IEP	
Segment	**Total**	**(% of Total)**	**Total**	**(% of Total)**	**Total**	**(% of Total)**	**Total**	**(% of Total)**
Investment Management(2)	$6,671(3)	27.4%	$939	4.9%	$906	30.0%	$422	20.8%
Automotive	7,253	29.8%	6,747	35.5%	576	19.1%	441	21.7%
Energy(4)	5,717	23.5%	8,200	43.1%	1,267	42.0%	999	49.1%
Metals	477	2.0%	1,129	5.9%	(14)	(0.5%)	(14)	(0.7%)
Railcar	683	2.8%	683	3.6%	123	4.1%	72	3.5%
Gaming	860	3.5%	635	3.3%	87	2.9%	54	2.7%
Food Packaging	342	1.4%	336	1.8%	46	1.5%	34	1.7%
Home Fashion	301	1.2%	238	1.3%	(18)	(0.6%)	(17)	(0.8%)
Real Estate	840	3.5%	89	0.5%	49	1.6%	49	2.4%
Holding Company	1,188	4.9%	22	0.1%	(7)	(0.2%)	(7)	(0.3%)
Total	**$24,332**	**100.0%**	**$19,018**	**100.0%**	**$3,015**	**100.0%**	**$2,033**	**100.0%**

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the current share price as of February 27, 2013.
(2) Pro forma to net out Investment Management interest in CVR Energy prior to consolidation.
(3) Investment segment had total book value of equity of $5,819 million as of September 30, 2012.
(4) Pro forma giving effect to the CVR Energy acquisition as if it had occurred at the beginning of the period.

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Summary Corporate Organizational Chart



Icahn Enterprises G.P. Inc.
1%
Icahn Enterprises L.P. (NasdaqGS: IEP)
99% LP Interest
1%
Icahn Enterprises Holdings L.P.
Investment funds with $6.4 billion(1) of assets under management, of which IEP owns $2.6 billion(1)
Icahn Capital LP
100%
One of the largest independent scrap metal processors in North America principally engaged in the business of collecting, processing and selling ferrous and non-ferrous metals
PSC Metals Inc.
100%
Consists of rental commercial real estate, property development and associated resort activities
AREP Real Estate Holdings, LLC
100%
Provider of high quality home textile products for nearly 200 years
WestPoint Home LLC
100%
One of the worldwide leaders in cellulosic, fibrous and plastic casings for processed meat industry
Viskase Companies Inc. (OTCPK:VKSC)
70.8%
55.6%
American Railcar Industries, Inc. (NasdaqGS:ARII)
Leading North American manufacturer and lessor of hopper and tank railcars and provider of railcar repair and maintenance services
67.9%
Tropicana Entertainment Inc. (OTCPK:TPCA)
Regional gaming company with eight casinos in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
77.6%
Federal-Mogul Corp. (NasdaqGS:FDML)
Leading global supplier of technology and innovation in vehicle and industrial products, serving original equipment manufacturers and servicers, as well as the worldwide automotive aftermarket
82.0%
CVR Energy Inc. (NYSE: CVI)
Holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP and CVR Partners, LP
81.3%
69.7%
CVR Refining, LP (NYSE: CVRR)
185,000 bpd oil refining company in the mid-continent region of the United States
CVR Partners, LP (NYSE: UAN)
Producer and distributer of nitrogen fertilizer products
2.7%

Note: Percentages denote ownership. Excludes intermediary and pass through entities.
(1) As of February 27, 2013.

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Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and has grown its diversified portfolio to nine operating segments and over $24 billion of assets
- Investment record is based on a long-term investment horizon that enhances business value and facilitates a profitable exit strategy
  - In 2006, IEP sold its oil and gas assets for $1.5 billion, resulting in a net pre-tax gain of $0.6 billion
  - In 2008, IEP sold its investment in American Casino & Entertainment Properties LLC for $1.2 billion, resulting in a pre-tax gain of $0.7 billion
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds(1)
- Also has grown the business through organic investment and through a series of bolt-on acquisitions

Timeline of Recent Acquisitions and Exits

As of December 31, 2004
- Mkt. Capitalization: $1,351mm
- Total assets: $2,861mm

Oil and Gas Assets(3)
11/21/06: Sold oil and gas assets to a strategic buyer for $1.5 billion resulting in a pre-tax gain of $0.6 billion

PSC Metals
11/5/07: Acquired 100% of the equity of PSC Metals from companies wholly owned by Carl Icahn

Federal-Mogul
7/3/08: Acquired a majority interest in Federal-Mogul from companies wholly owned by Carl Icahn

Viskase
1/15/10: 71.4% of Viskase's shares outstanding were contributed by Carl Icahn in exchange for IEP depository units

Current(2)
- Mkt. Capitalization: $7,730mm
- Total assets: $24,332mm

	2005	2006	2007	2008	2009	2010	2011	2012
Icahn Capital Returns:(4)	17.9%	37.8%	12.3%	(35.6%)	33.3%	15.2%	34.5%	20.2%(5)

WestPoint Home
8/8/05: Purchased two-thirds of outstanding equity of WestPoint in a bankruptcy proceeding

Investment Management
8/8/07: Acquired investment advisory business, Icahn Capital Management

American Casino & Entertainment Properties
2/20/08: Sale of the casinos resulted in proceeds of $1.2 billion and a pre-tax gain of $0.7 billion

American Railcar
1/15/10: 54.4% of ARI's shares outstanding were contributed by Carl Icahn in exchange for IEP depository units

Tropicana Entertainment
11/15/10: Received an equity interest as a result of a Ch.11 restructuring and subsequently acquired a majority stake

CVR Energy, Inc.
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

(1) "Investment Funds" refer to Icahn Capital's Onshore Fund and the Offshore Master Funds.
(2) Market capitalization is as of February 27, 2013. Balance sheet data is as of September 30, 2012.
(3) Oil and gas assets included National Energy Group, Inc., TransTexas Gas Corporation and Panaco, Inc.
(4) Percentages represents weighted-average composite of the average gross returns, net of expenses for the Investment Funds.
(5) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

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Proven Track Record of Delivering Superior Returns

- In 2000, IEP began to expand its business beyond its traditional real estate activities to fully embrace its activist strategy
  - IEP stock has increased 1,003% from January 1, 2000, representing an annualized return of 20%[1]
- Since inception in November 2004, the Investment Funds' gross return is 198%, representing an annualized rate of return of 14% as of February 27, 2013
  - Year-to-date returns of 9% as of February 27, 2013
- Long-term investment time horizon enables IEP to maximize investment returns
  - Permanent capital supports investment horizon
  - Ability to capitalize on market dislocations
  - Remain steadfast through short-term price volatility
  - Focus on building value over time as targets grow and / or experiences turnaround of business performance

IEP Has Performed Favorably Relative to Peers

Time Period	Trailing Returns[1]				
	IEP	Berkshire	Leucadia	Loews	S&P 500
1 Year	81.6%	26.2%	(4.4%)	10.3%	13.4%
3 Years	57.2%	26.8%	19.4%	20.2%	46.3%
5 Years	(18.5%)	8.0%	(40.4%)	1.6%	22.9%
7 Years	95.2%	73.9%	6.6%	46.1%	36.1%

Historical Gross Investment Funds Returns[2]



17.9%
37.8%
12.3%
(35.6%)
33.3%
15.2%
34.5%
20.2%(3)
2005
2006
2007
2008
2009
2010
2011
2012

(1) Source: Bloomberg. Includes reinvestment of distributions. Based on the current share price as of February 27, 2013.
(2) Gross returns represent a weighted-average composite of the average gross returns, net of expenses for the Investment Funds.
(3) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.

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 IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies  Activist strategy requires significant capital, rapid execution and willingness to take control of companies  Implement changes required to improve businesses Ability to Maximize Shareholder Value Through Proven Activist Strategy Purchase of Stock or Debt  IEP pursues its activist strategy and seeks to promulgate change x Dealing with the board and management x Proxy fights x Tender offers x Taking control  With over 300 years of collective experience, IEP’s investment and legal team is capable of unlocking a target’s hidden value x Financial / balance sheet restructuring x Operation turnarounds x Strategic initiatives x Corporate governance changes  IEP is a single, comprehensive investment platform ─ Corporate structure provides IEP the optionality to invest in any security, in any industry and during any cycle over a longe r t erm time horizon  Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy ─ IEP’s subsidiaries often started out as investment positions in debt or equity either directly by IEP or Mr. Icahn  Creating liquidity in IEP’s stock provides additional financial flexibility, enabling IEP to more effectively execute its inv est ment strategy Putting Activism into Action 11

Situation Overview  Historically, two businesses had a natural synergy ─ Aftermarket benefitted from OEM pedigree and scale  Review of business identified numerous dis - synergies by having both under one business ─ Different customers, methods of distribution, cost structures, engineering and R&D, and capital requirements  Structured as a C - Corporation ─ Investors seeking more favorable alternative structures  Review of business identifies opportunity for significant cash flow generation ─ High quality refiner in underserved market ─ Benefits from increasing North American oil production ─ Supported investment in Wynnewood refinery and UAN plant expansion  Strong investor appetite for yield oriented investments Strategic / Financial Initiative  Adjust business model to separate OEM Powertrain and Vehicle Component Systems into two separate segments  Contributed assets to a separate MLP and subsequently launched CVR refining IPO Result  Separation will improve management focus and maximize value of both businesses  CVR Energy stock up 104%, including dividend, from tender offer price of $30.00 (1) Significant Experience Optimizing Business Strategy and Capital Structure  IEP’s management team possesses substantial strategic and financial expertise ─ Maintains deep knowledge of capital markets, bankruptcy laws, mergers and acquisitions and transaction processes  Seeks to help setup the strategy and optimize capital allocation for targeted companies ─ Not seeking to get involved in day - to - day operations  IEP w ill make necessary investments to ensure subsidiary companies can compete effectively Select Examples of Strategic and Financial Initiatives (1) Based on CVR Energy’s current stock price as of February 27, 2013. 12

Diversified Subsidiary Companies with Significant Inherent Value The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings Global market share leader in each of its principal product categories with a long history of quality and strong brand names Geographically diverse, regional properties in major gaming markets with significant consolidation opportunities 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Established regional footprint positioned to actively participate in consolidation of the highly fragmented scrap metal market Leading, vertically integrated manufacturer of railcars with potential to participate in industry consolidation Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer generating record profitability Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC  IEP’s subsidiary companies possess key competitive strengths and / or leading market positions  IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities ─ Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies 13

Deep Team Led by Carl Icahn  Led by Carl Icahn ─ Substantial investing history provides IEP with unique network of relationships and access to Wall Street  Team consists of nearly 20 professionals with diverse backgrounds ─ Well - rounded team with professionals focusing on different areas such as equity, distressed debt and credit Name Title Years at Icahn Years of Industry Experience Vincent J. Intrieri Senior Managing Director, Icahn Capital 15 29 Samuel Merksamer Managing Director, Icahn Capital 5 10 Brett Icahn Portfolio Manager, Sargon Portfolio 11 11 David Schechter Portfolio Manager, Sargon Portfolio 9 16 Keith Cozza Chief Operating Officer, Icahn Capital 9 12 Keith Schaitkin General Counsel, Icahn Enterprises LP 12 33 14

Overview of Operating Segments 15

Segment: Investment Management

Company Description

- IEP invests its proprietary capital through various private investment funds (the "Investment Funds")
  - IEP and wholly owned affiliates of Carl Icahn are the sole investors in the Funds
  - The Funds returned all capital to third-party investors during fiscal 2011
- Fair value of IEP's interest in the Funds was approximately $2.6 billion as of February 27, 2013

Historical Segment Financial Summary

Investment Segment ($ millions)	FYE December 31, 2009	2010	2011	LTM 9/30/12
Select Income Statement Data:				
Total revenues	$1,502	$865	$1,882	$939
Adjusted EBITDA	1,453	823	1,845	906
Net income	1,448	818	1,830	900
Adjusted EBITDA attrib. to IEP	$469	$342	$876	$422
Net income attrib. to IEP	469	340	868	418
Select Balance Sheet Data:				
Total equity	$5,673	$6,134	$6,668	$5,819
Equity attributable to IEP	1,954	2,476	3,282	2,349

Highlights and Recent Developments

- Since inception in November 2004, the Investment Funds' gross return is 198%, representing an annualized rate of return of 14% as of February 27, 2013
  - Year-to-date returns of 9% as of February 27, 2013
- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy which seeks to unlock hidden value through various tactics
  - Financial / balance sheet restructurings (e.g. CIT Group)
  - Operational turnarounds (e.g. Motorola)
  - Strategic initiatives (e.g. Amylin, Genzyme, Motorola)
  - Corporate governance changes (e.g. Chesapeake)
- Core positions typically require significant long-term capital (>$500 million) and rapid execution
  - In many cases, activist strategy can best be executed by taking control of target or having ability and willingness to take control
- Recent notable investment wins:
  - Amylin Pharmaceuticals, Biogen, CVR Energy, El Paso, Genzyme, Hain Celestial, MGM Studios, Motorola Mobility, Motorola Solutions, Netflix

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Icahn Capital

Historical Gross Returns[1]



17.9%
2005
37.8%
2006
12.3%
2007
2008
(35.6%)
33.3%
2009
15.2%
2010
34.5%
2011
20.2% (2)
2012

Significant Holdings

As of February 15, 2013[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
Chesapeake	$1,195	9.0%
Transocean (6)	$1,134	5.6%
Forest Laboratories, Inc.	$1,104	11.5%
Netflix	$1,051	9.9%
The Hain Celestial Group	$432	15.7%

As of December 31, 2011[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
elpaso	$1,920	9.4%
Motorola Solutions	$1,773	11.0%
Motorola Mobility	$1,171	10.0%
Forest Laboratories, Inc.	$798	9.9%
Navistar	$275	10.3%

As of December 31, 2010[3]

Company	Mkt. Value ($mm)[4]	% Ownership[5]
Motorola	$2,431	11.4%
biogen idec	$1,078	6.7%
Chesapeake (7)	$1,073	5.8%
genzyme	$933	5.0%
Lionsgate	$291	32.7%

(1) Gross returns represent a weighted-average composite of the average gross returns, net of expenses for the Investment Funds.
(2) Return assumes that IEP's holdings in CVR Energy remained in the Investment Funds for the entire period. IEP obtained a majority stake in CVR Energy in May 2012. Investment Funds returns were ~6.6% when excluding returns on CVR Energy after it became a consolidated entity.
(3) Aggregate ownership held directly by IEP, as well as Carl Icahn and his affiliates. Based on most recent 13-F Holdings Reports available as of specified date.
(4) Based on closing share price as of specified date.
(5) Total shares owned as a percentage of common shares issued and outstanding.
(6) Includes additional shares acquired from February 1, 2013 through February 15, 2013.
(7) Includes investment in convertible preferred, which is treated as if converted.

17

0 10 20 30 40 50 $60 Jan-07 May-08 Sep-09 Feb-11 Jun-12 Motorola Corp (NYSE: MOT) Motorola Mobility (NYSE: MMI) Unlocking Value Through Activism  1/13/12 : Icahn Capital initiates activist strategy with 14.54% stake, stating shares are undervalued and seeking discussions with management  2/16/12: Announced intention to nominate full state of directors and commence a tender offer for $30.00 per share and a contingent value right  4/19/12 : After resisting Icahn, CVR Energy (“CVI”) enters into a settlement to remove poison pill upon tender of over 50% of shares, including shares already held by Icahn Capital  5/4/12: IEP gains majority control; builds 82% ownership via subsequent purchases through 5/29/12  1/16/13: CVR Refining completes IPO  1/24/13: CVI announces $5.50 special dividend and $3.00 annual dividend  2/27/13: CVI trades at $55.70, a 104% increase, including dividend, from tender offer price  1/30/07: Icahn Capital discloses 1.4% stake and pushes for board seat  11/30/07: Board of directors replaces CEO Ed Zander following disappointing Q3 2007 results  2/06/08: Icahn discloses 5% position in 13 - D filing, and announces nomination of 4 directors ─ Icahn Capital urges Motorola to split into two segments ─ Market views handset segment (Motorola Mobility) as a failing business  3/26/08: Motorola c ommences process to separate into two companies  4/7/08: Settlement reached with Motorola allowing Icahn to appoint two directors  1/4/11: Motorola Mobility completes spin off  8/15/11: Google announces acquisition of Motorola Mobility for $40.00 per share  2/26/12: Motorola Solutions repurchases $ 1.2bn in stock from Icahn and initiates $ 3bn repurchase program  2/22/10: Icahn Capital announces intention to seek four board seats, begins proxy battle  3/24/10: FDA announces fines and increased inspections, Genzyme declines 13% over next two days  6/9/10: Icahn Capital reaches agreement to end proxy fight and designates two board representatives  8/29/10: Sanofi offers Genzyme $69 per share (all cash); Genzyme rejects offer ─ 10/4/10: Sanofi initiates hostile takeover with tender offer at $69 with expiration of 12/10/10  12/13/10: Tender offer is extended as fewer than 1% of shareholders participate  2/16/11: Sanofi agrees to acquire Genzyme for $74 per share in cash and contingent value rights for up to $14 per share based on production levels of three drugs 10 20 30 40 50 $60 Nov-11 Feb-12 May-12 Aug-12 Nov-12 Feb-13 1/13/12: Icahn discloses position 2/27/12: CVR trades at $55.70 post dividend Icahn Capital demonstrated ability to execute activist strategy over a multi year horizon CVR Energy Motorola Genzyme 30 40 50 60 70 $80 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 2/22/10: Icahn announces intention to seek board seats 2/16/11: Sanofi agrees to $74 cash offer plus CVR tied to drug production Motorola Solutions (NYSE: MSI) MOT post split weighted avg price 18

Segment: Energy

Company Description

- CVR Energy, Inc. (NYSE:CVI) operates as a holding company that owns majority interests in two separate operating subsidiaries: CVR Refining, LP (NYSE:CVRR) and CVR Partners, LP (NYSE:UAN)
  - CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
  - CVR Partners is a leading nitrogen fertilizer producer in the heart of the Corn Belt

Historical Segment Financial Summary

Energy Segment ($ millions)	PF FYE 12/31/11[2]	PF LTM 9/30/12[2]
Select Income Statement Data:		
Total revenues	$7,714	$8,200
Adjusted EBITDA	991	1,267
Net income	479	450
Attributable to Icahn Enterprises		
Adjusted EBITDA attrib. to IEP	$787	$999
Net income attrib. to IEP	375	342
Select Balance Sheet Data:		
Total assets		$5,717
Equity attributable to IEP		2,412

Highlights and Recent Developments

- CVR Refining IPO completed on January 16, 2013
  - CVR Refining forecasted 2013E Adjusted EBITDA of $901 million
    - Assumed NYMEX 2-1-1 crack spread strip of $27.50/bbl (current NYMEX 2-1-1 crack spread strip is $29.19/bbl)
  - 40% of 2013 production hedged at $26 crack spread
  - Units are up 18.1%[1] from IPO date
- Crude supply advantages supported by increasing North American crude oil production, decreasing North Sea production, transportation bottlenecks and geopolitical concerns
  - Strategic location allows CVR to benefit from an average realized discount to West Texas Intermediate on purchased crude
- CVR Partners' expansion of UAN capacity expected to be completed in March 2013
  - Profitability outlook is strong due to growing demand for corn and current low stocks
- CVR Energy announced a $5.50 per unit special dividend and adopted a $3.00 per unit annual dividend policy
  - CVR Energy is forecasting $700 million of cash flow in 2013
- Ownership Structure:



Icahn Enterprises, L.P. (NasdaqGS:IEP)
82.0%
CVR Energy, Inc. (NYSE:CVI)
81.3%
69.7%
2.7%
CVR Refining, LP (NYSE:CVRR)
CVR Partners, LP (NYSE:UAN)

(1) Based on IPO price of $25.00 and a current share price of $29.52 as of February 27, 2013.
(2) Pro forma giving effect to both IEP's acquisition of CVR Energy and CVR Energy's acquisition of Gary-Williams Energy Corporation as if they had occured on January 1, 2011.

19

CVR Refining, LP (NYSE:CVRR)

CVR Refining, LP (NYSE:CVRR)

- Two PADD II Group 3 refineries with combined capacity of 185,000 barrels per day
- Strategic location and logistics assets provide access to price advantaged mid-continent, Bakken and Canadian crude oils
  - 100% of processed crude is priced by reference to WTI
    - WTI currently[1] trading at $19.11 discount to Brent
    - EIA estimates 2013E Brent-WTI differential of $15.37[2]
  - ~50,000 bpd crude gathering system, 350+ miles of pipeline, over 125 owned crude transports, a network of strategically located crude oil gathering tank farms and ~6.0 million bbls of owned and leased crude oil storage capacity
  - Average realized discount to WTI on purchased crudes of $3.52/bbl over 2007 – Q3 2012

Key Operational Data:[3]



Crude throughput (176,589 bpd)
Sweet 77.3%
Medium 12.3%
Heavy Sour 10.4%
Production (185,270 bpd)
Gasoline 49.7%
Distillate 40.8%
Other 9.5%(4)

Strategically Located Refineries and Supporting Logistics Assets

Refinery	Capacity (Mbpd)	Complexity
Coffeyville	115	12.9
Wynnewood	70	9.3
CVR Refining	185	11.5



Canada
Bakken
ND
SD
MN
WI
IA
NE
WY
UT
CO
KS
MO
IL
AR
TX
LA
Jackson
Salt Lake City
Denver
DJ Basin (Niobrara)
Anadarko Basin (Miss Lime)
Permian Basin
Midland
Omaha
Sioux Falls
Sioux City
Des Moines
Kansas City
Topeka
Columbia
Wichita Falls
Phillipsburg
Plainville
Cushing
Oklahoma City
Freeport
Legend
Coffeyville Refinery
Wynnewood Refinery
Other PADD II Group 3 refineries
CVR Refining Crude Transportation
CVR Refining Crude Oil Pipeline
Third-Party Crude Oil Pipeline
CVR Refining Headquarters

(1) Bloomberg data as of February 27, 2013.
(2) As per the EIA's Short-term Energy Outlook dated December 11, 2012.
(3) Data for nine months ended September 30, 2012.
(4) Other includes pet coke, asphalt, natural gas liquids ("NGLs"), slurry, sulfur, gas oil and specialty products such as propylene and solvents, excludes internally produced fuel.

20

How CVR Refining Makes Money

- CVR Refining makes money by buying crude oil and selling refined products (primarily gasoline and diesel)
- The crack spread for mid-continent suppliers includes the Brent-WTI differential
- The Company enjoys some advantages that enhance this spread
  - Has access to and can process price-advantaged mid-continent local and Canadian crude oils
  - Markets its products in a supply-constrained products market with transportation and crude cost advantage
- Costs include:
  - Direct and variable operating costs
  - Volumetric loss
  - Product mix variance

CVRR Historical Crack Spread[1]



$75
$13
$62
$93
$13
$80
$126
$31
$95
$126
$30
$96
2009
2010
2011
9 Mos. Ended 9/30/12
WTI
CVRR Realized Crack Spread
Product Prices

Implied CVRR 2-1-1 Crack Spread



Group 3 Product Premium
NYMEX 2-1-1 Crack Spread
CVRR Crude Discount

- Long-term PADD II Group 3 2-1-1 crack premium versus NYMEX:[2]
  - $1.54 per barrel
- Average NYMEX 2-1-1 crack spread, 2009-2011:[3] $14.98/bbl
  - Crack spread for nine months ended 9/30/2012 : $29.87/bbl
- CVRR long-term average crude cost discount versus NYMEX WTI:[4]
  - $3.52 per barrel of crude

Note: 2009, 2010 and 2011 data includes Coffeyville refinery only.
(1) CVRR 2-1-1 crack spread. The 2-1-1 crack spread is not a full representation of the realized refining gross margin as it does not include asphalt and other lower margin products.
(2) Based on historical five year period ended December 31, 2011.
(3) Based on historical annual data from 2009 to 2011.
(4) Based on historical CVRR data from 1Q 2007 to 3Q 2012.

21

CVR Partners, LP (NYSE:UAN )  Attractive market dynamics for nitrogen fertilizer ─ Decreasing world farmland per capita ─ Increasing demand for corn (largest use of nitrogen fertilizer) and meat ─ Nitrogen represents 63% of fertilizer consumption ─ Nitrogen fertilizers must be applied annually, creating stable demand  United States is a net importer of fertilizer ─ Imports approximately 41% of its nitrogen fertilizer needs ─ Prices based on marginal imported product tied to high European natural gas prices  Cost stability advantage ─ 87% fixed costs compared to competitors with 85 - 90 % variable costs tied to natural gas  Strategically located assets ─ 56 % of corn planted in 2011 was within $40/UAN ton freight rate of plant ─ $ 25/ton transportation advantage to corn belt vs. U.S. Gulf Coast CVR Partners, LP (NYSE:UAN) Strategically Located Refineries and Supporting Logistics Assets Yukon 0 (1) Alberta 21 (1) Manitoba 5 (1) North West Territories 0 (1)  Corporate Headquarters  Fertilizer Plant 2011 Tons by State 100,000+ 10,000 to 100,000 Up to 10,000 22

Segment: Automotive

Company Description

- Federal Mogul Corporation (NasdaqGS:FDML) operates in two business segments: Powertrain and Vehicle Component Systems
  - Powertrain focuses on original equipment powertrain products for automotive, heavy duty and industrial applications
  - Vehicle Component Systems sells and distributes a broad portfolio of products for the global light vehicle aftermarket, while also servicing original equipment manufacturers with certain products

Powertrain Highlights and Recent Developments

- Industry-leading powertrain products to improve fuel economy, reduce emission and enhance durability
- Over 1,700 patents for powertrain technology and market leading position in many product categories
- Investing in emerging markets where there are attractive opportunities for growth
- Introduced enhanced restructuring initiative to lower cost structure, improve manufacturing footprint and drive emerging market growth
- 2012 results impacted by severe drop in European light vehicle and heavy duty production

Historical Segment Financial Summary

Automotive Segment ($ millions)	FYE December 31, 2009	2010	2011	LTM 9/30/12
Select Income Statement Data:				
Total revenues	$5,397	$6,239	$6,937	$6,747
Adjusted EBITDA	489	661	688	576
Net income (loss)	(28)	160	168	75
Adjusted EBITDA attrib. to IEP	$361	$499	$518	$441
Net income attrib. to IEP	(29)	116	121	51
Select Balance Sheet Data:				
Total assets	$7,127	$7,296	$7,288	$7,253
Equity attributable to IEP	885	1,010	967	1,023

Federal-Mogul Corp. ($ millions)	FYE(1) 12/31/12
Revenue	$6,700
Adjusted EBITDA	508

(1) Estimated results for the year ended December 31, 2012.

Aftermarket Highlights and Recent Developments

- Aftermarket benefits from the growing number of vehicles on the road globally and the increasing average age of vehicles in Europe and North America
- Leader in each of its product categories with a long history of quality and strong brand names including Champion, Wagner, Ferodo, MOOG, Fel-Pro
- Global distribution channels evolving
  - Investing in emerging markets
  - Leverage brands across geographic markets
  - Streamline distribution in North America
- Restructuring business with a focus on building low cost manufacturing footprint and sourcing partnerships

23

Powertrain Segment VCS Aftermarket Segment Product Line Market Position Product Line Market Position Pistons #1 in diesel pistons #2 a cross all pistons Engine Global #1 Rings & Liners Market leader Sealing Components Global #1 in Gaskets Valve Seats and Guides Market leader Brake Pads / Components Global #1 Bearings Market leader Chassis #1 North America #2 Europe Ignition #2 (following Beru spark plug acquisition) Wipers #2 North America #3 Europe Sealing #4 Overall Ignition #2 North America #3 Europe Systems Protection Market leader Federal - Mogul Corp.’s Leading Market Position 24

Segment: Railcar

Company Description

- Conducts Railcar segment through American Railcar Industries, Inc. (NasdaqGS:ARII) and AEP Leasing, LLC
  - American Railcar Industries, Inc. operates in three business segments: manufacturing operations, railcar services and leasing

Historical Segment Financial Summary

Railcar Segment ($ in millions)	FYE December 31, 2009	2010	2011	LTM 9/30/12
Select Income Statement Data:				
Total revenues	$444	$270	$514	$683
Adjusted EBITDA	66	3	50	123
Net income (loss)	15	(27)	4	42
Adjusted EBITDA attrib. to IEP	$36	$2	$27	$72
Net income attrib. to IEP	8	(15)	2	23
Select Balance Sheet Data:				
Total assets	$663	$654	$704	$683
Equity attributable to IEP	181	167	172	205

American Railcar Industries ($ in millions)	FYE[1] 12/31/12
Revenue	$712
Adjusted EBITDA	150

(1) Based on 4Q 2012 earnings released on February 20, 2013.

Highlights and Recent Developments

- ARI reported record 2012 results
  - $712 million of revenue and $150 million of Adjusted EBITDA
  - Approximately 7,000 railcar backlog into 2014
  - Initiated $1.00 annualized dividend
- ARI manufacturing segment strong
  - Tank and covered hopper car segments are estimated to be 64% of 2012 shipments and are forecast to be greater than 50% of railcar demand through 2015
    - Tank demand from increasing crude oil production from shale oil and Canada
    - Covered hopper car demand from increasing industrial manufacturing base in United States due to lower cost energy
  - Investments in vertical integration resulting in higher margins
- ARI is actively diversifying its earnings exposure
  - Building railcar lease fleet with 2,590 cars on lease as of December 31, 2012
  - Investing in repair services
  - Exposure to international markets (India, Russia, Middle East)
  - Diversify into additional car types (intermodal, gondolas, etc.)
- IEP has significant experience in railcar leasing and is developing a railcar lease fleet outside of ARI with a $59 million portfolio of approximately 500 cars

25

Segment: Gaming

Company Description

- Tropicana Entertainment Inc. (OTCPK:TPCA) operates eight casino facilities featuring approximately 380,600 square feet of gaming space with 7,121 slot machines, 231 table games and 6,046 hotel rooms
  - Eight casino facilities located in New Jersey, Indiana, Nevada, Mississippi, Louisiana and Aruba
  - Successful track record operating gaming companies, dating back to 2000

Historical Segment Financial Summary

Gaming Segment	FYE December 31,			LTM
($ millions)	2009	2010[1]	2011	9/30/12
Select Income Statement Data:				
Total revenues	-	$78	$624	$635
Adjusted EBITDA	-	6	72	87
Net income (loss)	-	(1)	24	31
Adjusted EBITDA attrib. to IEP	-	$1	$37	$54
Net income attrib. to IEP	-	1	13	23
Select Balance Sheet Data:				
Total assets	-	$793	$770	$860
Equity attributable to IEP	-	122	402	369

(1) Gaming segment results for 2010 are for the periods commencing November 15, 2010.

Highlights and Recent Developments

- Management uses a highly analytical approach to enhance marketing, improve utilization, optimize product mix and reduce expenses
  - Established measurable, property specific, customer service goals and objectives to meet customer needs
  - Utilize sophisticated customer analytic techniques to improve customer experience
  - Reduced corporate overhead by approximately 50% since acquiring Tropicana
- Selective reinvestment in core properties including upgraded hotel rooms, refreshed casino floor products tailored for each regional market and pursuit of strong brands for restaurant and retail opportunities
  - Tropicana Atlantic City: $25 million investment plan
  - Casino Aztar: hotel room renovation in 2012
  - Consolidated Lighthouse Point & Jubilee in Greenville, MS
- Capital structure with ample liquidity for synergistic acquisitions in regional gaming markets
- Pursuing opportunities in Internet gaming as states legalize online gaming

26

Tropicana Entertainment Inc. (OTCPK:TPCA)

Icahn Enterprise's Investment Thesis

- Utilize Tropicana Entertainment to build a leading, geographically-diverse gaming company by improving operations, achieving synergies across the platform and opportunistically acquiring assets in attractive markets at reasonable valuations

Achieve Property and Operational Improvements

- New and experienced management
- Value-enhancing and sizable capital investments
- Enhanced marketing strategies

Disciplined Approach to Acquisitions

- Seeking properties with the following characteristics:
  - Ability to improve operations through better management
  - Diversify Tropicana's revenue base
  - Expand regional footprint
  - Located in favorable jurisdictions
  - Synergistic within geographic regions and across properties

Strong Balance Sheet

- Modest leverage
- Ample liquidity
- Plan to reinvest rather than pay dividends

		As of December 31, 2011					LTM 9/30/12
Region	Properties	Location	Gaming Space (sf)	Slots[1]	Tables[2]	Hotel Rooms	Revenue ($mm)
East	Tropicana AC	Atlantic City, NJ	137,000	2,660	113	2,078	
East Total			137,000	2,660	113	2,078	$285
Central	Casino Aztar	Evansville, IN	38,360	908	34	347	
Central Total			38,360	908	34	347	$124
South and Other	Belle of Baton Rouge	Baton Rouge, LA	28,500	851	23	300	
	Lighthouse Point[3]	Greenville, MS	22,000	509	—	—	
	Jubilee[3]	Greenville, MS	28,500	460	7	41	
	Aruba[4]	Noord, Aruba	3,400	100	7	361	
South and Other Total			82,400	1,920	37	702	$106
West	Tropicana Laughlin	Laughlin, NV	53,000	968	18	1,495	
	River Palms	Laughlin, NV	58,000	568	7	1,001	
	MontBleu	South Lake Tahoe, NV	45,000	559	22	437	
West Total			156,000	2,095	47	2,933	$122
Total			**413,760**	**7,583**	**231**	**6,060**	**$637**

Note: Operational data is as of December 31, 2011. LTM revenue is for the LTM period ended September 30, 2012.

(1) Includes slot machines, video poker machines and other electronic gaming devices.
(2) Includes blackjack ("21"), craps, roulette and other table games; does not include poker tables.
(3) The Company planned to expand Lighthouse Point into a renovated, land- side facility. As part of this project, the operations at Jubilee were planned to be consolidated into Lighthouse Point. The new combined property was expected to include 550 slot machines, seven table games and 41 hotel rooms.
(4) The Company opened a small temporary casino on December 16, 2011. Plans for a permanent casino were under development. A 361- unit timeshare and rental unit was operational.

27

Segment: Food Packaging

Company Description

- Viskase Companies, Inc (OTCPK:VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry
- Leading worldwide manufacturer of non-edible cellulosic casings for small-diameter meats (hot dogs and sausages)
  - Leading manufacturer of non-edible fibrous casings for large-diameter meats (sausages, salami, hams and deli meats)

Historical Segment Financial Summary

Food Packaging Segment ($ in millions)	FYE December 31, 2009	2010	2011	LTM 9/30/12
Select Income Statement Data:				
Total revenues	$296	$317	$338	$336
Adjusted EBITDA	55	50	48	46
Net income	15	14	6	1
Adjusted EBITDA attrib. to IEP	$40	$37	$35	$34
Net income attrib. to IEP	11	10	4	1
Select Balance Sheet Data:				
Total assets	$293	$349	$350	$342
Equity attributable to IEP	5	10	(1)	4

Highlights and Recent Developments

- Future growth expected to be driven by changing diets of a growing middle class in emerging markets
  - Sales to emerging economies have grown on average 13% per year since 2007 and now account for almost 50% of total company sales compared to 36% in 2007
  - In 2012, Viskase completed a new finishing center in the Philippines and expanded its capacity in Brazil
- Developed markets remain a steady source of income
  - Distribution channels to certain customers spanning more than 50 years
  - Sell its products in various countries throughout the world
- Significant recent investments not yet reflected in financial results
  - $116 million of capital spent since 2009 through September 2012
  - Increase in cellulose casing capacity coming online in late 2012-2013
  - Will realize full year financial effect in 2013
- Significant barriers to entry
  - Technically difficult chemical production process
  - Significant environmental and food safety regulatory requirements
  - Substantial capital cost

28

Segment: Metals

Company Description

- PSC Metals, Inc. is one of the largest independent metal recycling companies in the U.S.
- Collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers
- Strong regional footprint (Upper Midwest, St. Louis Region and the South)
  - Poised to take advantage of Marcellus and Utica shale energy driven investment

Historical Segment Financial Summary

Metals Segment	FYE December 31,			LTM
($ in millions)	2009	2010	2011	9/30/12
Select Income Statement Data:				
Total revenues	$384	$725	$1,096	$1,129
Adjusted EBITDA	(23)	24	26	(14)
Net income (loss)	(30)	4	6	(26)
Adjusted EBITDA attrib. to IEP	($23)	$24	$26	($14)
Net income attrib. to IEP	(30)	4	6	(26)
Select Balance Sheet Data:				
Total assets	$299	$326	$476	$477
Equity attributable to IEP	246	264	384	396

Highlights and Recent Developments

- New management team hired in 3Q 2012
  - CEO is 20 year industry veteran with Omnisource
- North American steel production growth is expected to be 5% in 2013
  - Demand increasing with rebound in non-residential (35-40% of steel demand, +6% growth) and residential (5-10% of steel demand, +20% growth) construction
- Increasing global demand for steel and other metals drives demand for U.S. scrap exports
- PSC is in attractive regional markets
  - $1.9 billion of steel capacity additions in PSC's geographic area including: V&M Star ($1.0 billion), Republic ($85 million), US Steel ($500 million) and Timken ($225 million)
- Scrap recycling process is "greener" than virgin steel production
  - Electric arc furnace steel mills are 60% of U.S. production
- Highly fragmented industry with potential for further consolidation
  - Capitalizing on consolidation and vertical integration opportunities (Cash's, Shapiro Bros., Tuscarawas Auto Parts)
  - PSC is building a leading position in its markets
- Product diversification will reduce volatility through cycles
  - Expansion of non-ferrous share of total business (now 30% of total revenues)
  - Opportunities for market extension: auto parts, e-recycling, wire recycling
  - Rebuilding of industrial service accounts

29

Highlights and Recent Developments  Business strategy is based on long - term investment outlook and operational expertise Rental Real Estate Operations  Net lease portfolio overview ─ Single tenant ($200bn market cap, A - credit) for two large buildings with leases through 2020 – 2021 ─ 27 additional properties with 2.8 million square feet: 14% Retail, 53% Industrial, 33% Office  Maximize value of commercial lease portfolio through effective management of existing properties ─ Seek to sell assets on opportunistic basis Property Development and Resort Operations  New Seabury in Cape Cod, Massachusetts and Grand Harbor and Oak Harbor in Vero Beach, Florida each include land for future residential development of approximately 322 and 870 units, respectively ─ Both developments operate golf and resort activities  Opportunistically acquired Fontainbleau (Las Vegas casino development) in 2009 for $150 million Segment: Real Estate Company Description  Consists of rental real estate, property development and associated resort activities  Rental real estate consists primarily of retail, office and industrial properties leased to single corporate tenants  Property development and resort operations are focused on the construction and sale of single and multi - family houses, lots in subdivisions and planned communities and raw land for residential development Historical Segment Financial Summary Real Estate Segment FYE December 31, LTM ($ millions) 2009 2010 2011 9/30/12 Select Income Statement Data: Total revenues $96 $90 $90 $89 Adjusted EBITDA 49 40 47 49 Net income 11 8 18 20 Adjusted EBITDA attrib. to IEP $49 $40 $47 $49 Net income attrib. to IEP 11 8 18 20 Select Balance Sheet Data: Total assets $837 $907 $1,004 $840 Equity attributable to IEP 692 769 906 746 30

Segment: Home Fashion

Company Description

- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-know brands in home textiles including Martex, Grand Patrician, Luxor and Vellux
- WPH also licenses brands such as Lauren Ralph Lauren, IZOD, Under the Canopy, Southern Tide and Hanes

Historical Segment Financial Summary

Home Fashion Segment ($ in millions)	FYE December 31, 2009	2010	2011	LTM 9/30/12
Select Income Statement Data:				
Total revenues	$382	$431	$325	$238
Adjusted EBITDA	(20)	(32)	(31)	(18)
Net loss	(59)	(62)	(66)	(53)
Adjusted EBITDA attrib. to IEP	($13)	($23)	($24)	($17)
Net income attrib. to IEP	(40)	(42)	(56)	(52)
Select Balance Sheet Data:				
Total assets	$465	$408	$319	$301
Equity attributable to IEP	352	313	283	266

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Largely completed restructuring of manufacturing footprint
  - Transitioned majority of manufacturing to low cost plants in Bahrain and Pakistan
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH implemented a more customer-focused organizational structure during the first quarter of 2012 with the intent of expanding key customer relationships and rebuilding the company's sales backlog
- Consolidation opportunity in fragmented industry
- Realized benefits from use of NOLs
- Liquidity is strong with $73 million in cash as of September 30, 2012

31

Financial Performance 32

Financial Performance

EBITDA Attributable to Icahn Enterprises


CAGR: 34.1%
$907
$939
$2,334
$2,033
2009
2010
PF 2011
PF LTM 9/30/12

($ millions)	FYE December 31, 2009	2010	PF 2011	PF LTM 9/30/12
Adjusted EBITDA Attributable to Icahn Enterprises				
Investment Management[1]	$469	$342	$876	$422
Automotive	361	499	518	441
Energy[2]	-	-	787	999
Metals	(23)	24	26	(14)
Railcar	36	2	27	72
Gaming	-	1	37	54
Food Packaging	40	37	35	34
Home Fashion	(13)	(23)	(24)	(17)
Real Estate	49	40	47	49
Holding Company	(12)	17	5	(7)
Total	$907	$939	$2,334	$2,033

Equity Attributable to Icahn Enterprises


CAGR: 20.9%
$2,834
$3,183
$3,755
$4,775
2009
2010
2011
LTM 9/30/12

($ millions)	As of December 31, 2009	2010	2011	As of 9/30/12
Equity Attributable to Icahn Enterprises				
Investment Management[3]	$1,954	$2,476	$3,282	$2,349
Automotive	885	1,010	967	1,023
Energy	-	-	-	2,412
Metals	246	264	384	396
Railcar	181	167	172	205
Gaming	-	122	402	369
Food Packaging	5	10	(1)	4
Home Fashion	352	313	283	266
Real Estate	692	769	906	746
Holding Company	(1,481)	(1,948)	(2,640)	(2,995)
Total	$2,834	$3,183	$3,755	$4,775

(1) Pro forma to net out Investment Management interest in CVR Energy prior to consolidation.
(2) Pro forma giving effect to the CVR Energy acquisition as if it had occurred at the beginning of the period.
(3) Includes eliminations.

33

Financial Performance by Segment (1) Pro forma to net out Investment Management interest in CVR Energy prior to consolidation. (2) Pro forma giving effect to the CVR Energy acquisition as if it had occurred at the beginning of the period. Balance Sheet As of September 30, 2012 Investment Automotive Energy Metals Railcar Gaming Food Packaging Home Fashion Real Estate Holding Consolidated ($ millions) (Icahn Capital) (Federal-Mogul) (CVR Energy) (PSC Metals) (American Railcar)(Tropicana Ent.) (Viskase) (WestPoint) Holdings Company Assets: Cash and cash equivalents $15 $541 $988 $37 $99 $250 $26 $73 $65 $1,046 $3,140 Cash held at affiliated partnerships and restricted cash 1,860 - - 3 - 18 1 - 2 2 1,886 Investments 4,500 257 - - 45 35 - 14 - 61 4,912 Accounts receivable, net - 1,426 281 105 36 13 60 39 10 - 1,970 Inventories, net - 1,041 524 117 132 - 57 62 - - 1,933 Property, plant and equipment, net - 1,914 2,598 137 344 422 154 85 668 3 6,325 Goodwill and intangible assets, net - 1,755 1,245 28 7 68 12 3 80 - 3,198 Other assets 296 319 81 50 20 54 32 25 15 76 968 Total assets $6,671 $7,253 $5,717 $477 $683 $860 $342 $301 $840 $1,188 $24,332 Liabilities and Equity Accounts payable, accrued expenses and other liabilities $406 $1,820 $1,588 $74 $139 $137 $64 $35 $22 $99 $4,384 Securities sold, not yet purchased, at fair value 314 - - - - - - - - - 314 Due to brokers 132 - - - - - - - - - 132 Post-employment benefit liability - 1,218 - 3 9 - 52 - - - 1,282 Debt - 2,799 901 4 175 171 216 - 72 4,084 8,422 Total liabilities $852 $5,837 $2,489 $81 $323 $308 $332 $35 $94 $4,183 $14,534 Equity attributable to Icahn Enterprises $2,349 $1,023 $2,412 $396 $205 $369 $4 $266 $746 ($2,995) $4,775 Equity attributable to non-controlling interests 3,470 393 816 - 155 183 6 - - - 5,023 Total equity $5,819 $1,416 $3,228 $396 $360 $552 $10 $266 $746 ($2,995) $9,798 Total liabilities and equity $6,671 $7,253 $5,717 $477 $683 $860 $342 $301 $840 $1,188 $24,332 34 Income Statement LTM September 30, 2012 Investment (1) Automotive Energy (2) Metals Railcar Gaming Food Packaging Home Fashion Real Estate Holding Consolidated ($ millions) (Icahn Capital) (Federal-Mogul) (CVR Energy) (PSC Metals) (American Railcar)(Tropicana Ent.) (Viskase) (WestPoint) Holdings Company Revenues: Net sales - $6,724 $8,354 $1,127 $613 - $338 $236 $6 - $17,398 Other revenues from operations - - - - 71 637 - - 82 - 790 Net gain from investment activities 883 - - - - - - - - 17 900 Interest and dividend income 86 6 - - 2 2 - - - 1 97 Other (loss) income, net (30) 17 (154) 2 (3) (4) (2) 2 1 4 (167) Total revenues $939 $6,747 $8,200 $1,129 $683 $635 $336 $238 $89 $22 $19,018 Expenses: Cost of goods sold - $5,734 $7,236 $1,143 $507 - $266 $220 $1 - $15,107 Other expenses from operations - - - - 54 325 - - 48 - 427 Selling, general and administrative 33 702 200 27 30 255 45 44 15 29 1,380 Restructuring - 20 - - - - - 3 - - 23 Impairment - 124 - - - 7 - 24 - - 155 Interest Expense 6 142 61 - 20 12 20 - 5 264 530 Total expenses $39 $6,722 $7,497 $1,170 $611 $599 $331 $291 $69 $293 $17,622 Income (loss) before income tax expense $900 $25 $703 ($41) $72 $36 $5 ($53) $20 ($271) $1,396 Income tax (expense) benefit - 50 (253) 15 (30) (5) (4) - - 174 (53) Net income (loss) $900 $75 $450 ($26) $42 $31 $1 ($53) $20 ($97) $1,343 Less: net (income) loss attributable to non-controlling interest (482) (24) (108) - (19) (8) - 1 - - (640) Net income (loss) attributable to Icahn Enterprises $418 $51 $342 ($26) $23 $23 $1 ($52) $20 ($97) $703 Adjusted EBITDA attributable to Icahn Enterprises $422 $441 $999 ($14) $72 $54 $34 ($17) $49 ($7) $2,033

Financial Highlights – Recent Developments  Estimated FY 2012 results for IEP ─ Revenues of $15.6 billion ─ Adjusted EBITDA of $2.2 billion ─ Adjusted EBITDA attributable to IEP of $1.5 billion ─ Net income attributable to IEP of approximately $350 million, subject to year - end tax adjustments, $3.30 per depositary LP unit  FY2012 experienced lower earnings primarily due to the performance of the Investment Funds ─ 6.6 % aggregate return in FY2012, compared to a 34.5% aggregate return in FY2011  Unable to reflect CVR Energy’s considerable stock price appreciation in IEP’s operating results ─ Upon the acquisition of CVR Energy in May 2012, IEP transferred shares of CVR Energy from the Investment Funds to its subsidiary, IEP Energy LLC ─ Including full year CVR Energy stock price appreciation, implied Investment Funds returns were 20.2 % in FY2012  Additionally , CVR Energy’s Wynnewood refinery went through a scheduled comprehensive turnaround in the fourth quarter of 2012 Preliminary Operating Results Overview  On February 11, 2013, IEP announced an annual distribution increase to $4.00 per depositary unit ─ Provides each depositary unit holder the option to elect either cash or depositary units ─ Mr. Icahn presently intends to receive the increase in the Company’s cash distribution in additional depositary units for the foreseeable future Significant Annual Dividend Increase 35

IEP Summary Financial Information

- Significant net asset value demonstrated by market value of IEP's public subsidiaries and book value of other assets

($ millions, except per share data)	Amount	Per Unit[1]
Market-Valued Subsidiaries:		
Holding Company Interests in Funds[2]	$2,598	$24.28
CVR Energy, Inc.[3]	3,966	37.07
CVR Refining, LP[4]	118	1.10
Federal-Mogul Corp.[3]	648	6.06
American Railcar Industries, Inc.[3]	508	4.75
Total Market-Valued Subsidiaries	$7,838	$73.26
Other Subsidiaries:		
Tropicana Entertainment Inc.[5]	$505	$4.72
Viskase Companies Inc.[5]	226	2.11
Real Estate Holdings[6]	746	6.97
PSC Metals, Inc.[6]	396	3.70
WestPoint Home, Inc.[6]	266	2.49
Total Other Subsidiaries	$2,138	$19.99
Add: Holding Co. Cash and Cash Equivalents[7] + Special Dividend[8]	1,338	12.50
Less: Holding Company Debt	(4,084)	(38.17)
Add: Other Holding Company Assets & (Liabilities)	43	0.40
Total	**$7,274**	**$67.98**

Total does not purport to reflect a valuation of IEP. A valuation is a subjective exercise and Total does not consider all elements or consider in the adequate proportion the elements that would affect IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of Total as of the date of this presentation or with respect to any future indicative or prospective results which may vary.

Source: SEC filings and Capital IQ.

(1) Based on 104.9 million LP units and 2.1 million GP units outstanding.
(2) Fair market value of IEP's interest in the Funds as of February 27, 2013.
(3) Based on closing share price as of February 27, 2012 and number of shares owned by IEP.
(4) IEP purchased 4 million common units of CVR Refining, LP at the IPO price of $25.00. As of February 27, 2013, CVR Refining, LP had a price of $29.52 per unit.
(5) Based on market comparables. Tropicana valued at 8.0x LTM 9/30/12 EBITDA of $87 million and Viskase valued at 11.0x LTM 9/30/12 EBITDA of $46 million. As of September 30, 2012, Tropicana had debt of $171 million and unrestricted cash of $250 million and Viskase had $216 million of debt and unrestricted cash of $26 million.
(6) Represents equity attributable to Icahn Enterprises as of September 30, 2012.
(7) Holding Company cash is as of September 30, 2012, less the $100.0 million investment in CVR Refining, LP's IPO which is reflected in market-valued subsidiaries.
(8) CVR Energy declared a special dividend of $5.50 per share payable on February 19, 2013, to shareholders of record at the close of business on February 5, 2013.

36

Business Strengths Significant Experience Optimizing Business Strategy and Capital Structure Diversified Subsidiary Companies with Significant Inherent Value Deep Team Led by Carl Icahn (1) Source : Bloomberg. Includes reinvestment of distributions. Based on the current share price as of February 27, 2013 . (2) Returns are as of February 27, 2013. Proven Track Record of Delivering Superior Returns  IEP stock price performance since January 2000 (1) – Total return of 1,003% – Annualized rate of return of 20%  Icahn Capital funds performance since November 2004 (2) – Gross return of 198% – Annualized rate of return of 14% – 2013 year - to - date gross return of 9 % Ability to Maximize Shareholder Value Through Proven Activist Strategy 37

Appendix — EBITDA Reconciliation 38

EBITDA and Adjusted EBITDA Reconciliation (1) Pro forma giving effect to the CVR Energy acquisition as if it had occurred at the beginning of the period. (2) Estimated based on preliminary 4Q 2012 results . CVR Energy was consolidated effective May 4, 2012 . 39 EBITDA and Adjusted EBITDA Reconciliation Pro Forma (1) Estimated (2) ($ millions) LTM 9/30/12 FYE 12/31/12 Attributable to Icahn Enterprises: Net (loss) income $703 $350 Interest expense 465 462 Income tax expense (benefit) (1) (103) Depreciation, depletion and amortization 465 435 EBITDA attributable to Icahn Enterprises $1,632 $1,144 Impairment of assets $125 $106 Restructuring charges 20 25 Non-service cost of U.S. based pension 26 27 OPEB curtailment gains (41) (40) Net (gain) loss on extinguishment of debt 1 5 FIFO impact (favorable)/unfavorable (0) 48 Unrealized (gain)/loss on certain derivatives 87 57 Certain share-based compensation 55 30 Major scheduled turnaround expense 72 87 Loss on disposal of fixed asset 0 - Expenses related to a certain proxy matter 36 - Expenses related to certain acquisitions 11 5 Other 9 9 Adjusted EBITDA attributable to Icahn Enterprises $2,033 $1,503